       Exhibit 11 - Statement Regarding Computation of Per Share Earnings



                                                       1998                             1997                         1996
                                           --------------------------------   -------------------------   --------------------------
                                                 Basic         Diluted          Basic         Diluted         Basic         Diluted

Weighted average common
    shares outstanding                          1,391,940      1,391,940      1,370,017      1,370,017      1,369,555      1,369,555

Weighted average common shares
    issuable upon exercise of
    stock options under the
    treasury stock method                            --           61,532           --           98,235           --             --

Weighted average common
    shares issuable upon
    exercise of warrants under
    the treasury stock method                        --             --             --             --             --             --

Weighted average common
    shares and common share
    equivalents utilized for
    earnings per share
    computation                                 1,391,940      1,453,472      1,370,017      1,468,252      1,369,555      1,369,555

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